UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): January 20, 2012

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Hermosa Court, Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of stockholders, held on January 20, 2012, the stockholders of Ariba, Inc. (the “Company”) approved the four proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement.

Proposal No. 1: Elect three members of the Board of Directors to serve for a three-year term.

Name	Votes For	Withheld	Broker Non-Votes
Harriet Edelman	65,464,492	15,204,439	9,138,455
Richard A. Kashnow	65,490,169	15,178,762	9,138,455
Robert D. Johnson	65,370,897	15,298,034	9,138,455

Proposal No. 2: Advisory vote on the compensation of the Company’s named executive officers.

Votes For	Against	Abstain	Broker Non-Votes
63,671,223	16,318,254	679,453	9,138,455

Proposal No. 3: Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain
74,137,652	2,608,723	3,575,236	347,320

Proposal No. 4: Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2012.

Votes For	Against	Abstain	Broker Non-Votes
89,534,313	126,478	146,595

Item 5.07(d)

At the Company’s Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers. As reported above, the frequency of once every year received the highest number of votes cast, as well as a majority of the votes cast on the proposal. Based on these results, and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that the Company will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers once every year until the next advisory vote regarding frequency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: January 23, 2012	By:	/s/ Ahmed Rubaie
Ahmed Rubaie
Executive Vice President and Chief Financial Officer